For Release: February 27, 2024
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the fourth quarter 2023
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2023 earnings, dated February 27, 2024, and the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the U.S. Department of Education (the "Department"), risks related to unfavorable contract modifications or interpretations, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as prepayment risk, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest income:
Loan interest	$227,234	236,423	228,878	931,945	651,205
Investment interest	48,019	48,128	34,012	177,855	91,601
Total interest income	275,253	284,551	262,890	1,109,800	742,806
Interest expense on bonds and notes payable and bank deposits	205,335	207,159	181,790	845,091	430,137
Net interest income	69,918	77,392	81,100	264,709	312,669
Less provision for loan losses	10,924	10,659	27,801	65,450	46,441
Net interest income after provision for loan losses	58,994	66,733	53,299	199,259	266,228
Other income (expense):
Loan servicing and systems revenue	128,816	127,892	140,021	517,954	535,459
Education technology services and payments revenue	106,052	113,796	98,332	463,311	408,543
Solar construction revenue	11,982	6,301	15,186	31,669	24,543
Other, net	(27,493)	(211)	735	(48,787)	25,486
Gain (loss) on sale of loans, net	6,987	5,362	(2,713)	39,673	2,903
Impairment expense	(26,951)	(4,974)	(9,361)	(31,925)	(15,523)
Derivative settlements, net	853	817	20,858	25,072	32,943
Derivative market value adjustments, net	(9,507)	3,140	(7,434)	(41,773)	231,691
Total other income (expense), net	190,739	252,123	255,624	955,194	1,246,045
Cost of services:
Cost to provide education technology services and payments	39,379	43,694	39,330	171,183	148,403
Cost to provide solar construction services	23,371	7,783	14,004	48,576	19,971
Total cost of services	62,750	51,477	53,334	219,759	168,374
Operating expenses:
Salaries and benefits	152,917	141,204	151,568	591,537	589,579
Depreciation and amortization	22,004	21,835	20,099	79,118	74,077
Other expenses	51,697	51,370	50,481	189,851	170,778
Total operating expenses	226,618	214,409	222,148	860,506	834,434
(Loss) income before income taxes	(39,635)	52,970	33,441	74,188	509,465
Income tax benefit (expense)	9,722	(10,734)	(5,459)	(19,753)	(113,224)
Net (loss) income	(29,913)	42,236	27,982	54,435	396,241
Net loss attributable to noncontrolling interests	21,359	3,096	2,791	37,097	11,106
Net (loss) income attributable to Nelnet, Inc.	$(8,554)	45,332	30,773	91,532	407,347
Earnings per common share:
Net (loss) income attributable to Nelnet, Inc. shareholders - basic and diluted	$(0.23)	1.21	0.83	2.45	10.83
Weighted average common shares outstanding - basic and diluted	37,354,406	37,498,073	37,290,293	37,416,621	37,603,033

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2023	September 30, 2023	December 31, 2022
Assets:
Loans and accrued interest receivable, net	$13,108,204	13,867,557	15,243,889
Cash, cash equivalents, and investments	2,039,080	2,133,378	2,230,063
Restricted cash and investments	875,348	604,855	1,239,470
Goodwill and intangible assets, net	202,848	228,812	240,403
Other assets	511,165	388,080	420,219
Total assets	$16,736,645	17,222,682	19,374,044
Liabilities:
Bonds and notes payable	$11,828,393	12,448,109	14,637,195
Bank deposits	743,599	718,053	691,322
Other liabilities	942,738	797,365	845,625
Total liabilities	13,514,730	13,963,527	16,174,142
Equity:
Total Nelnet, Inc. shareholders' equity	3,262,621	3,294,981	3,198,959
Noncontrolling interests	(40,706)	(35,826)	943
Total equity	3,221,915	3,259,155	3,199,902
Total liabilities and equity	$16,736,645	17,222,682	19,374,044

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, and renewable energy (solar).
The Company was formed as a Nebraska corporation in 1978 to service federal student loans for two local banks. The Company built on this initial foundation as a servicer to become a leading originator, holder, and servicer of federal student loans, principally consisting of loans originated under the FFEL Program.
The Health Care and Education Reconciliation Act of 2010 discontinued new loan originations under the FFEL Program in 2010, and requires all new federal student loan originations be made directly by the Department through the Federal Direct Loan Program. Subsequent to the Reconciliation Act of 2010, the Company no longer originates FFELP loans. However, a significant portion of the Company's income continues to be derived from its existing FFELP student loan portfolio. Interest income on the Company's existing FFELP loan portfolio will decline over time as the portfolio is paid down. To reduce its reliance on interest income from FFELP loans, the Company has expanded its services and products. This expansion has been accomplished through internal growth and innovation as well as business and certain investment acquisitions. The Company is also actively expanding its private education, consumer, and other loan portfolios, or investment interests therein, and as part of this strategy launched Nelnet Bank in 2020. In addition, the Company has been servicing federally owned student loans for the Department since 2009.

GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net (loss) income attributable to Nelnet, Inc.	$(8,554)	45,332	30,773	91,532	407,347
Realized and unrealized derivative market value adjustments	9,507	(3,140)	7,434	41,773	(231,691)
Tax effect (a)	(2,282)	754	(1,784)	(10,026)	55,606
Non-GAAP net (loss) income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$(1,329)	42,946	36,423	123,279	231,262

Earnings per share:
GAAP net (loss) income attributable to Nelnet, Inc.	$(0.23)	1.21	0.83	2.45	10.83
Realized and unrealized derivative market value adjustments	0.25	(0.08)	0.20	1.12	(6.16)
Tax effect (a)	(0.06)	0.02	(0.05)	(0.28)	1.48
Non-GAAP net (loss) income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$(0.04)	1.15	0.98	3.29	6.15

(a)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
A description of the Company's reportable operating segments is included in note 1 of the notes to consolidated financial statements included in the Company's 2023 Annual Report. The Company's reportable operating segments include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah.
The Company formally established the Nelnet Financial Services division in 2023 intended to focus on the Company’s key objective to maximize the amount and timing of cash flows generated from its FFELP portfolio and reposition itself for the post-FFELP environment by expanding its private education, consumer, and other loan portfolios.
The creation of NFS resulted in financial results grouped and reported differently to the Company’s chief operating decision maker. In addition to AGM and Nelnet Bank being part of the NFS division, NFS’s other operating segments that are not reportable (that were previously included in Corporate and Other Activities) include:
•The operating results of Whitetail Rock Capital Management, LLC (WRCM), the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary
•The operating results of Nelnet Insurance Services, which primarily includes multiple reinsurance treaties on property and causality policies
•The operating results of the Company’s investment activities in real estate
•The operating results of the Company’s investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate includes the following items:
•Shared service activities related to internal audit, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services
•Corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs
•The operating results of Nelnet Renewable Energy, which include solar tax equity investments made by the Company, administrative and management services provided by the Company on tax equity investments made by third parties, and solar construction and development
•The operating results of certain of the Company’s investment activities, including its investment in ALLO and early-stage and emerging growth companies (venture capital investments)
•Interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured corporate related debt transactions
•Other product and service offerings that are not considered reportable operating segments

The following table presents the operating results (net income (loss) before taxes) for each of the Company’s reportable and certain other operating segments reconciled to the consolidated financial statements.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
NDS	$10,999	24,469	16,962	77,714	64,456
NBS	13,297	22,123	7,651	91,101	74,105
Nelnet Financial Services division:
AGM	22,591	40,562	30,077	80,636	454,725
Nelnet Bank	(4,319)	2,299	1,869	(368)	4,357
NFS Other Operating Segments:
WRCM	1,733	1,503	1,509	6,203	5,448
Nelnet Insurance Services	2,770	74	2,147	4,115	6,136
Real estate investments	(316)	(31)	8,481	(8)	24,301
Investment securities	15,365	7,674	9,251	40,562	15,617
Corporate:
Unallocated corporate costs	(15,190)	(20,915)	(18,817)	(63,223)	(72,183)
Nelnet Renewable Energy	(74,651)	(10,736)	(2,104)	(108,991)	(11,639)
ALLO investment	(13,444)	(15,559)	(23,624)	(57,972)	(65,245)
Venture capital investments	(2,845)	(900)	(1,985)	(6,008)	12,449
Other corporate activities	4,372	2,408	2,025	10,428	(3,065)
Net (loss) income before taxes	(39,635)	52,970	33,441	74,188	509,465
Income tax benefit (expense)	9,722	(10,734)	(5,459)	(19,753)	(113,224)
Net loss attributable to noncontrolling interests (a)	21,359	3,096	2,791	37,097	11,106
Net (loss) income	$(8,554)	45,332	30,773	91,532	407,347
(a) For the periods presented, the majority of noncontrolling interests represents losses attributed to minority membership interests in the Company’s Nelnet Renewable Energy operating segment, which were $21.5 million, $3.3 million, and $2.9 million for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, and $37.6 million and $11.6 million for the years ended December 31, 2023 and 2022, respectively.
2023 Operating and Liquidity Highlights
See below for a summary of (i) certain highlights of the Company’s 2023 operating results; (ii) a description of significant and/or unusual events and transactions in 2023 that impacted and may potentially impact the Company’s operating results; and (iii) a summary of the Company’s current liquidity, including certain items that impacted the Company’s liquidity in 2023.
Loan Servicing and Systems
Effective April 1, 2023, the Department modified the loan servicing contract between the Department and Nelnet Servicing to reduce the monthly fee under the servicing contract by $0.19 per borrower. In addition, beginning in the second quarter of 2023, the Department transferred one million of the Company’s existing Department servicing borrowers to another third-party servicer. These items negatively impacted LSS’s government servicing revenue in 2023.
In the first quarter of 2023, the Company reduced staff to manage expenses due to (i) the delays in the government’s student debt relief and return to repayment programs under the CARES Act, (ii) the April 2023 monthly fee reduction on the government contract, and (iii) the transfer of government borrowers from the Company to another servicer. The staff reductions resulted in salaries and benefits expense being reduced in 2023 as compared with 2022. In 2022, the Company was fully staffed in preparation of the expiration of the student loan payment pause under the CARES Act. In August 2023, the Company began to hire additional associates to support borrowers returning to repayment on September 1, 2023.
In April 2023, the Company and four other third-party servicers were awarded servicing contracts to provide continued servicing for the Department under a new Unified Servicing and Data Solutions (USDS) contract which will replace the existing Department student loans servicing contracts. The Company’s new contract has a five year base period, with 5 years of possible extensions. The new USDS servicing contracts have multiple revenue components with tiered pricing based on borrower volume, while revenue earned under the legacy servicing contract is primarily based on borrower status. Assuming borrower volume remains consistent under the USDS servicing contract, the Company expects revenue earned on a per borrower blended basis will decrease under the USDS contract versus the current legacy contract.
Education Technology Services and Payments
Education technology services and payments revenue grew to $463.3 million in 2023. The growth was from existing and new customers. Operating margin decreased from recent historical periods as a result of continued investments in the development of new services and technologies and superior customer service. Due to an increase in interest rates, the Company recognized $27.0 million in interest income on tuition funds held in custody for schools, an increase from $9.4 million in 2022.
Asset Generation and Management
Net interest income was negatively impacted in 2023 due to the expected continued amortization of the Company’s FFELP student loan portfolio. The average balance of student loans decreased $2.7 billion from $16.0 billion in 2022 to $13.3 billion in 2023. Since late 2021, the Company has experienced accelerated run-off of its FFELP portfolio due to initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness, income-driven repayment plans, and other programs. Interest income was also negatively impacted by an increase in interest rates. As a result of an increase in interest rates, gross fixed rate floor income recognized by the Company was only $2.2 million in 2023 compared with $57.4 million in 2022. Based on current interest rates, the Company does not anticipate earning a significant amount of fixed rate floor income in the foreseeable future.
In the second quarter of 2023, the Company redeemed certain asset-backed debt securities prior to their maturity, resulting in the recognition of $25.9 million in interest expense from the write-off of the remaining unamortized debt discount associated with these bonds at the time of redemption.
Nelnet Renewable Energy
Nelnet Renewable Energy includes solar tax equity investments made by the Company, administrative and management services provided by the Company on tax equity investments made by third parties, and solar construction and development. During 2023, the Company invested a total of $185.1 million (which included $94.5 million syndicated to third-party investors) in solar tax equity investments. Due to the management and control of each of these investment partnerships, such partnerships that invest in tax equity investments are consolidated on the Company’s consolidated financial statements, with the co-investor’s portion being presented as noncontrolling interests. Included in the Company’s operating results is the Company's share of income or loss from solar investments accounted for under the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company's solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. Nelnet Renewable Energy recognized pre-tax losses on its tax equity investments of $46.7 million in 2023, which includes $26.4 million attributable to noncontrolling interests.
In periods in which the Company makes significant investments in solar tax equity investments, operating results are negatively impacted due to the accelerated losses recognized in the initial years of investment. However, given the timing and amount of cash flows expected to be generated over the life of these investments, the Company considers these investments a good use of capital. Through December 31, 2023, the Company has recognized cumulative pre-tax losses (excluding noncontrolling interests) of approximately $56 million on its tax equity investments. The Company expects its current investments (assuming no additional investments are made subsequent to December 31, 2023) to generate approximately $78 million of pre-tax earnings (excluding noncontrolling interests) over the life of the investments. Accordingly, the Company expects to recognize approximately $134 million in pre-tax income (excluding noncontrolling interests) over the remaining years of its current investments.
In addition to solar tax equity investments, the Company has a strategy to own solar energy project assets. Accordingly, the Company has begun to execute a multi-faceted approach to construct, finance, own, and operate these assets. As part of this strategy, on July 1, 2022, the Company acquired 80% of GRNE Solar, a solar construction company that provides full-service engineering, procurement, and construction (EPC) services to residential homes and commercial entities. Since the acquisition of GRNE, it has incurred low and, in some cases, negative margins on certain projects. In addition, higher interest rates reduced residential demand and made community solar projects more costly. GRNE Solar recognized a net loss of $34.2 million in 2023. In the fourth quarter of 2023, the Company recognized an impairment charge of $20.6 million related to goodwill and certain intangible assets initially recognized from the GRNE Solar acquisition. Due to the complexity and long-term nature of GRNE’s existing construction contracts, GRNE may continue to incur low and/or negative margins to complete projects currently under contract.
Investments - ALLO and Hudl
The Company has a 45% voting membership interests in ALLO. The Company accounts for its ALLO voting membership interests investment under the HLBV method of accounting that resulted in the recognition of a net loss of $65.3 million during the year ended December 31, 2023. As of December 31, 2023, the carrying amount of the Company’s investment in ALLO was $10.7 million. The Company expects to fully expense the remaining investment balance of ALLO during the first quarter of 2024.
The Company has an investment in Agile Sports Technologies, Inc. (doing business as “Hudl.”) During the first quarter of 2023, the Company acquired additional ownership interests in Hudl for $31.5 million from existing Hudl investors. This transaction was not considered an observable market transaction (not orderly) because it was not subject to customary marketing activities. Accordingly, the Company did not adjust its carrying value of its Hudl investment to the transaction value. As of December 31, 2023, the carrying amount of the Company's investment in Hudl is $165.5 million.
Certain investments, including solar tax equity, ALLO, and Hudl, may be recorded at a carrying value that is less than its market value due to HLBV (solar investments and ALLO) and the measurement alternative (Hudl) method of accounting. Future operating results of solar and ALLO or an observable transaction of Hudl could impact the valuation on our financial statements or our investments in them and may result in significant fluctuations of the Company’s earnings.
Liquidity
The Company had a significant portfolio of derivative instruments, in which the Company paid a fixed rate and received a floating rate to economically hedge loans earning fixed rate floor income. On March 15, 2023, to minimize the Company's exposure to market volatility and increase liquidity, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income and retained the $183.2 million of cash (representing the termination date fair value of the derivatives) from its clearinghouse.
As of December 31, 2023, the Company had $740.0 million of unencumbered cash and investments. In addition, the Company has a $495.0 million unsecured line of credit that matures in September 2026. No amounts were outstanding on the line of credit as of December 31, 2023. In addition, as of December 31, 2023, the Company expects to generate future undiscounted cash flows from its AGM loan portfolio of approximately $1.30 billion, including approximately $850.0 million in the next five years.
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP, private education, consumer, and other loan acquisitions (or investment interests therein); strategic acquisitions and investments; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions. The timing and size of these opportunities will vary and will have a direct impact on the Company's cash and investment balances.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,651	6,725	239,798	16,767	20,376	3,315	(13,379)	275,253
Interest expense	—	—	204,179	9,863	4,887	(216)	(13,379)	205,335
Net interest income	1,651	6,725	35,619	6,904	15,489	3,531	—	69,918
Less provision for loan losses	—	—	8,286	2,638	—	—	—	10,924
Net interest income after provision for loan losses	1,651	6,725	27,333	4,266	15,489	3,531	—	58,994
Other income (expense):
Loan servicing and systems revenue	128,816	—	—	—	—	—	—	128,816
Intersegment revenue	6,931	55	—	—	—	—	(6,986)	—
Education technology services and payments revenue	—	106,052	—	—	—	—	—	106,052
Solar construction revenue	—	—	—	—	—	11,982	—	11,982
Other, net	688	—	4,329	(298)	11,561	(43,774)	—	(27,493)
Gain (loss) on sale of loans, net	—	—	6,987	—	—	—	—	6,987
Impairment expense	—	(4,310)	—	—	—	(22,641)	—	(26,951)
Derivative settlements, net	—	—	648	205	—	—	—	853
Derivative market value adjustments, net	—	—	(4,927)	(4,580)	—	—	—	(9,507)
Total other income (expense), net	136,435	101,797	7,037	(4,673)	11,561	(54,433)	(6,986)	190,739
Cost of services:
Cost to provide education technology services and payments	—	39,379	—	—	—	—	—	39,379
Cost to provide solar construction services	—	—	—	—	—	23,371	—	23,371
Total cost of services	—	39,379	—	—	—	23,371	—	62,750
Operating expenses:
Salaries and benefits	83,874	39,256	1,099	2,194	413	26,844	(763)	152,917
Depreciation and amortization	4,858	2,895	—	259	—	13,993	—	22,004
Other expenses	17,757	8,070	2,645	1,298	6,949	14,980	—	51,697
Intersegment expenses, net	20,598	5,625	8,035	161	136	(28,332)	(6,223)	—
Total operating expenses	127,087	55,846	11,779	3,912	7,498	27,485	(6,986)	226,618
Income (loss) before income taxes	10,999	13,297	22,591	(4,319)	19,552	(101,758)	—	(39,635)
Income tax (expense) benefit	(2,640)	(3,190)	(5,422)	1,066	(4,656)	24,565	—	9,722
Net income (loss)	8,359	10,107	17,169	(3,253)	14,896	(77,193)	—	(29,913)
Net (income) loss attributable to noncontrolling interests	—	(4)	—	—	(151)	21,514	—	21,359
Net income (loss) attributable to Nelnet, Inc.	$8,359	10,103	17,169	(3,253)	14,745	(55,679)	—	(8,554)

	Three months ended September 30, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,098	8,934	248,878	15,171	13,021	3,232	(5,783)	284,551
Interest expense	—	—	197,393	9,456	5,661	431	(5,783)	207,159
Net interest income	1,098	8,934	51,485	5,715	7,360	2,801	—	77,392
Less provision for loan losses	—	—	8,732	1,927	—	—	—	10,659
Net interest income after provision for loan losses	1,098	8,934	42,753	3,788	7,360	2,801	—	66,733
Other income (expense):
Loan servicing and systems revenue	127,892	—	—	—	—	—	—	127,892
Intersegment revenue	6,944	77	—	—	—	—	(7,021)	—
Education technology services and payments revenue	—	113,796	—	—	—	—	—	113,796
Solar construction revenue	—	—	—	—	—	6,301	—	6,301
Other, net	687	—	2,776	565	9,861	(14,099)	—	(211)
Gain (loss) on sale of loans, net	—	—	5,362	—	—	—	—	5,362
Impairment expense	(296)	—	—	—	—	(4,678)	—	(4,974)
Derivative settlements, net	—	—	621	196	—	—	—	817
Derivative market value adjustments, net	—	—	1,192	1,948	—	—	—	3,140
Total other income (expense), net	135,227	113,873	9,951	2,709	9,861	(12,476)	(7,021)	252,123
Cost of services:
Cost to provide education technology services and payments	—	43,694	—	—	—	—	—	43,694
Cost to provide solar construction services	—	—	—	—	—	7,783	—	7,783
Total cost of services	—	43,694	—	—	—	7,783	—	51,477
Operating expenses:
Salaries and benefits	73,310	39,776	1,242	2,520	288	24,731	(663)	141,204
Depreciation and amortization	5,023	3,030	—	259	—	13,522	—	21,835
Other expenses	15,629	8,309	2,952	1,290	7,522	15,670	—	51,370
Intersegment expenses, net	17,894	5,875	7,948	129	191	(25,679)	(6,358)	—
Total operating expenses	111,856	56,990	12,142	4,198	8,001	28,244	(7,021)	214,409
Income (loss) before income taxes	24,469	22,123	40,562	2,299	9,220	(45,702)	—	52,970
Income tax (expense) benefit	(5,872)	(5,307)	(9,735)	(552)	(2,177)	12,909	—	(10,734)
Net income (loss)	18,597	16,816	30,827	1,747	7,043	(32,793)	—	42,236
Net (income) loss attributable to noncontrolling interests	—	(6)	—	—	(149)	3,251	—	3,096
Net income (loss) attributable to Nelnet, Inc.	$18,597	16,810	30,827	1,747	6,894	(29,542)	—	45,332

	Three months ended December 31, 2022
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,578	4,457	234,631	10,181	19,946	1,543	(9,446)	262,890
Interest expense	—	—	176,180	5,263	11,637	(1,845)	(9,446)	181,790
Net interest income	1,578	4,457	58,451	4,918	8,309	3,388	—	81,100
Less provision for loan losses	—	—	27,423	378	—	—	—	27,801
Net interest income after provision for loan losses	1,578	4,457	31,028	4,540	8,309	3,388	—	53,299
Other income (expense):
Loan servicing and systems revenue	140,021	—	—	—	—	—	—	140,021
Intersegment revenue	8,028	64	—	—	—	—	(8,092)	—
Education technology services and payments revenue	—	98,332	—	—	—	—	—	98,332
Solar construction revenue	—	—	—	—	—	15,186	—	15,186
Other, net	597	—	4,898	402	11,953	(17,114)	—	735
Gain (loss) on sale of loans, net	—	—	(2,712)	—	—	—	—	(2,713)
Impairment expense	(5,511)	(2,239)	—	(214)	—	(1,397)	—	(9,361)
Derivative settlements, net	—	—	20,858	—	—	—	—	20,858
Derivative market value adjustments, net	—	—	(7,434)	—	—	—	—	(7,434)
Total other income (expense), net	143,135	96,157	15,610	188	11,953	(3,325)	(8,092)	255,624
Cost of services:
Cost to provide education technology services and payments	—	39,330	—	—	—	—	—	39,330
Cost to provide solar construction services	—	—	—	—	—	14,003	—	14,004
Total cost of services	—	39,330	—	—	—	14,003	—	53,334
Operating expenses:
Salaries and benefits	87,550	35,072	666	1,866	222	26,193	—	151,568
Depreciation and amortization	8,199	2,639	—	4	—	9,258	—	20,099
Other expenses	13,299	10,555	6,910	916	424	18,378	—	50,481
Intersegment expenses, net	18,703	5,367	8,985	73	(1,772)	(23,264)	(8,092)	—
Total operating expenses	127,751	53,633	16,561	2,859	(1,126)	30,565	(8,092)	222,148
Income (loss) before income taxes	16,962	7,651	30,077	1,869	21,388	(44,505)	—	33,441
Income tax (expense) benefit	(4,071)	(1,838)	(7,219)	(439)	(5,100)	13,207	—	(5,459)
Net income (loss)	12,891	5,813	22,858	1,430	16,288	(31,298)	—	27,982
Net (income) loss attributable to noncontrolling interests	—	5	—	—	(138)	2,924	—	2,791
Net income (loss) attributable to Nelnet, Inc.	$12,891	5,818	22,858	1,430	16,150	(28,374)	—	30,773

	Year ended December 31, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$4,845	26,962	977,158	57,859	74,857	12,141	(44,021)	1,109,800
Interest expense	—	—	823,084	34,704	29,747	1,578	(44,021)	845,091
Net interest income	4,845	26,962	154,074	23,155	45,110	10,563	—	264,709
Less provision for loan losses	—	—	56,975	8,475	—	—	—	65,450
Net interest income after provision for loan losses	4,845	26,962	97,099	14,680	45,110	10,563	—	199,259
Other income (expense):
Loan servicing and systems revenue	517,954	—	—	—	—	—	—	517,954
Intersegment revenue	28,911	253	—	—	—	—	(29,164)	—
Education technology services and payments revenue	—	463,311	—	—	—	—	—	463,311
Solar construction revenue	—	—	—	—	—	31,669	—	31,669
Other, net	2,587	—	11,269	1,095	26,648	(90,385)	—	(48,787)
Gain (loss) on sale of loans, net	—	—	39,673	—	—	—	—	39,673
Impairment expense	(296)	(4,310)	—	—	—	(27,319)	—	(31,925)
Derivative settlements, net	—	—	24,588	484	—	—	—	25,072
Derivative market value adjustments, net	—	—	(40,250)	(1,523)	—	—	—	(41,773)
Total other income (expense), net	549,156	459,254	35,280	56	26,648	(86,035)	(29,164)	955,194
Cost of services:
Cost to provide education technology services and payments	—	171,183	—	—	—	—	—	171,183
Cost to provide solar construction services	—	—	—	—	—	48,576	—	48,576
Total cost of services	—	171,183	—	—	—	48,576	—	219,759
Operating expenses:
Salaries and benefits	317,885	155,296	4,191	9,074	1,130	105,531	(1,571)	591,537
Depreciation and amortization	19,257	11,319	—	574	—	47,969	—	79,118
Other expenses	60,517	34,133	14,728	4,994	19,172	56,307	—	189,851
Intersegment expenses, net	78,628	23,184	32,824	462	584	(108,089)	(27,593)	—
Total operating expenses	476,287	223,932	51,743	15,104	20,886	101,718	(29,164)	860,506
Income (loss) before income taxes	77,714	91,101	80,636	(368)	50,872	(225,766)	—	74,188
Income tax (expense) benefit	(18,651)	(21,891)	(19,353)	153	(12,073)	52,061	—	(19,753)
Net income (loss)	59,063	69,210	61,283	(215)	38,799	(173,705)	—	54,435
Net (income) loss attributable to noncontrolling interests	—	109	—	—	(568)	37,556	—	37,097
Net income (loss) attributable to Nelnet, Inc.	$59,063	69,319	61,283	(215)	38,231	(136,149)	—	91,532

	Year ended December 31, 2022
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$2,722	9,377	676,557	25,973	40,377	2,199	(14,399)	742,806
Interest expense	44	—	411,900	11,055	21,974	(436)	(14,399)	430,137
Net interest income	2,678	9,377	264,657	14,918	18,403	2,635	—	312,669
Less provision for loan losses	—	—	44,601	1,840	—	—	—	46,441
Net interest income after provision for loan losses	2,678	9,377	220,056	13,078	18,403	2,635	—	266,228
Other income (expense):
Loan servicing and systems revenue	535,459	—	—	—	—	—	—	535,459
Intersegment revenue	33,170	81	—	—	—	—	(33,251)	—
Education technology services and payments revenue	—	408,543	—	—	—	—	—	408,543
Solar construction revenue	—	—	—	—	—	24,543	—	24,543
Other, net	2,543	—	21,170	2,625	35,259	(36,112)	—	25,486
Gain (loss) on sale of loans, net	—	—	2,903	—	—	—	—	2,903
Impairment expense	(5,511)	(2,239)	—	(214)	—	(7,559)	—	(15,523)
Derivative settlements, net	—	—	32,943	—	—	—	—	32,943
Derivative market value adjustments, net	—	—	231,691	—	—	—	—	231,691
Total other income (expense), net	565,661	406,385	288,707	2,411	35,259	(19,128)	(33,251)	1,246,045
Cost of services:
Cost to provide education technology services and payments	—	148,403	—	—	—	—	—	148,403
Cost to provide solar construction services	—	—	—	—	—	19,971	—	19,971
Total cost of services	—	148,403	—	—	—	19,971	—	168,374
Operating expenses:
Salaries and benefits	344,809	133,428	2,524	6,948	880	100,990	—	589,579
Depreciation and amortization	24,255	10,184	—	15	—	39,623	—	74,077
Other expenses	59,674	30,104	16,835	3,925	2,453	57,788	—	170,778
Intersegment expenses, net	75,145	19,538	34,679	244	(1,173)	(95,182)	(33,251)	—
Total operating expenses	503,883	193,254	54,038	11,132	2,160	103,219	(33,251)	834,434
Income (loss) before income taxes	64,456	74,105	454,725	4,357	51,502	(139,683)	—	509,465
Income tax (expense) benefit	(15,470)	(17,785)	(109,134)	(1,013)	(12,237)	42,415	—	(113,224)
Net income (loss)	48,986	56,320	345,591	3,344	39,265	(97,268)	—	396,241
Net (income) loss attributable to noncontrolling interests	—	(3)	—	—	(516)	11,625	—	11,106
Net income (loss) attributable to Nelnet, Inc.	$48,986	56,317	345,591	3,344	38,749	(85,643)	—	407,347

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Government loan servicing	$107,709	100,154	110,698	412,478	423,066
Private education and consumer loan servicing	12,428	12,330	12,016	48,984	49,210
FFELP loan servicing	3,478	3,304	3,630	13,704	16,016
Software services	4,132	9,416	9,873	29,208	33,409
Outsourced services	1,069	2,688	3,804	13,580	13,758
Loan servicing and systems revenue	$128,816	127,892	140,021	517,954	535,459
Loan Servicing Volumes

	As of
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Servicing volume (dollars in millions):
Government	$494,691	500,554	519,308	537,291	545,373	545,546	542,398	507,653	478,402
FFELP	17,462	18,400	19,021	19,815	20,226	22,412	24,224	25,646	26,916
Private and consumer	20,493	20,394	20,805	21,484	21,866	22,461	22,838	23,433	23,702
Total	$532,646	539,348	559,134	578,590	587,465	590,419	589,460	556,732	529,020

Number of servicing borrowers:
Government	14,503,057	14,543,382	14,898,901	15,518,751	15,777,328	15,657,942	15,426,607	14,727,860	14,196,520
FFELP	725,866	764,660	788,686	819,791	829,939	910,188	977,785	1,034,913	1,092,066
Private and consumer	894,703	896,613	899,095	925,861	951,866	979,816	998,454	1,030,863	1,065,439
Total	16,123,626	16,204,655	16,586,682	17,264,403	17,559,133	17,547,946	17,402,846	16,793,636	16,354,025

Number of remote hosted borrowers:	70,580	103,396	716,908	5,048,324	6,135,760	6,025,377	5,738,381	5,487,943	4,799,368
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Tuition payment plan services	$30,091	30,223	26,671	125,326	110,802
Payment processing	37,143	50,848	34,216	163,859	148,212
Education technology services	37,957	31,793	35,924	170,754	146,679
Other	861	932	1,521	3,372	2,850
Education technology services and payments revenue	$106,052	113,796	98,332	463,311	408,543

Other Income/Expense
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of operations.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reinsurance premiums	$9,428	6,287	157	20,067	157
ALLO preferred return	2,299	2,299	2,164	9,120	8,584
Borrower late fee income	2,363	2,220	3,116	8,997	10,809
Administration/sponsor fee income	1,613	1,712	1,844	6,793	7,898
Investment advisory services (WRCM)	1,876	1,633	1,651	6,760	6,026
Management fee revenue	688	687	597	2,587	2,543
Loss from ALLO voting membership interest investment	(15,601)	(17,293)	(20,332)	(65,277)	(67,966)
Loss from solar investments	(33,221)	(3,605)	(2,379)	(46,702)	(9,479)
Investment activity, net	(419)	(1,016)	10,866	(8,586)	51,493
Other	3,481	6,865	3,051	17,454	15,421
Other, net	$(27,493)	(211)	735	(48,787)	25,486
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of operations.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
1:3 basis swaps	$364	386	(448)	1,544	(206)
Interest rate swaps - floor income hedges (a)	284	235	21,306	23,044	33,149
Interest rate swaps - Nelnet Bank	205	196	—	484	—
Total derivative settlements - income	$853	817	20,858	25,072	32,943
(a)    On March 15, 2023, to minimize the Company's exposure to market volatility and increase liquidity, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion in notional amount of derivatives) prior to their maturity. Through March 15, 2023, the Company had received cash or had a receivable from the clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of fixed rate floor derivatives as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements.

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	December 31, 2023	September 30, 2023	December 31, 2022
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,936,174	3,104,569	3,389,178
Consolidation	8,750,033	9,194,415	10,177,295
Total	11,686,207	12,298,984	13,566,473
Private education loans	277,320	293,004	252,383
Consumer and other loans	85,935	143,633	350,915
Non-Nelnet Bank loans	12,049,462	12,735,621	14,169,771
Nelnet Bank:
Federally insured loans (a)	—	59,261	65,913
Private education loans	360,520	359,941	353,882
Consumer and other loans	72,352	49,611	—
Nelnet Bank loans	432,872	468,813	419,795

Accrued interest receivable	764,385	806,854	816,864
Loan discount, net of unamortized loan premiums and deferred origination costs	(33,872)	(33,638)	(30,714)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(68,453)	(72,043)	(83,593)
Private education loans	(15,750)	(16,944)	(15,411)
Consumer and other loans	(11,742)	(14,022)	(30,263)
Non-Nelnet Bank allowance for loan losses	(95,945)	(103,009)	(129,267)
Nelnet Bank:
Federally insured loans (a)	—	(148)	(170)
Private education loans	(3,347)	(3,083)	(2,390)
Consumer and other loans	(5,351)	(3,853)	—
Nelnet Bank allowance for loan losses	(8,698)	(7,084)	(2,560)
	$13,108,204	13,867,557	15,243,889
(a) During 2023, Nelnet Bank sold its federally insured loan portfolio to the Company’s AGM (non-Nelnet Bank) operating segment.
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	December 31, 2023	September 30, 2023	December 31, 2022
Non-Nelnet Bank:
Federally insured loans (a)	0.59%	0.59%	0.62%
Private education loans	5.68%	5.78%	6.11%
Consumer and other loans	13.66%	9.76%	8.62%
Nelnet Bank:
Federally insured loans (a)	—	0.25%	0.26%
Private education loans	0.93%	0.86%	0.68%
Consumer and other loans	7.40%	7.77	—
(a)    As of December 31, 2023, September 30, 2023, and December 31, 2022, the allowance for loan losses as a percent of the risk sharing component of federally insured loans not covered by the federal guaranty for non-Nelnet Bank was 21.8%, 21.9%, and 22.4%, respectively, and for Nelnet Bank was 10.0% and 10.3% as of September 30, 2023 and December 31, 2022, respectively.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Non-Nelnet Bank:
Beginning balance	$12,735,621	13,239,125	14,794,015	14,169,771	17,441,790
Loan acquisitions:
Federally insured student loans	57,753	2,880	667,008	576,224	721,853
Private education loans	36	77,365	67	77,401	8,244
Consumer and other loans	138,575	29,413	259,217	478,666	516,215
Total loan acquisitions	196,364	109,658	926,292	1,132,291	1,246,312
Repayments, claims, capitalized interest, participations, and other, net	(286,483)	(322,013)	(383,829)	(1,461,803)	(1,694,742)
Loans lost to external parties	(349,890)	(229,342)	(1,046,911)	(1,062,662)	(2,656,639)
Loans sold	(246,150)	(61,807)	(119,796)	(728,135)	(166,950)
Ending balance	$12,049,462	12,735,621	14,169,771	12,049,462	14,169,771

Nelnet Bank:
Beginning balance	$468,813	444,488	429,476	419,795	257,901
Loan acquisitions and originations:
Private education loans	11,945	19,756	—	53,286	235,139
Consumer and other loans	30,201	22,966	8,426	85,967	—
Total loan acquisitions and originations	42,146	42,722	8,426	139,253	235,139
Repayments	(20,518)	(18,382)	(18,011)	(68,475)	(69,022)
Loans sold to AGM	(57,569)	(15)	(96)	(57,701)	(4,223)
Ending balance	$432,872	468,813	419,795	432,872	419,795
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of December 31, 2023, the Company’s ownership correlates to approximately $1.76 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Variable loan yield, gross	7.75%	7.70%	6.52%	7.56%	4.39%
Consolidation rebate fees	(0.80)	(0.80)	(0.82)	(0.80)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization (a)	0.06	0.06	0.06	0.06	0.04
Variable loan yield, net	7.01	6.96	5.76	6.82	3.59
Loan cost of funds - interest expense (b)	(6.40)	(6.14)	(4.64)	(5.99)	(2.58)
Loan cost of funds - derivative settlements (c) (d)	0.01	0.01	(0.01)	0.01	(0.00)
Variable loan spread	0.62	0.83	1.11	0.84	1.01
Fixed rate floor income, gross	0.00	0.01	0.07	0.02	0.36
Fixed rate floor income - derivative settlements (c) (e)	0.01	0.01	0.59	0.18	0.21
Fixed rate floor income, net of settlements on derivatives	0.01	0.02	0.66	0.20	0.57
Core loan spread	0.63%	0.85%	1.77%	1.04%	1.58%

Average balance of AGM's loans	$12,500,817	13,157,152	14,764,466	13,316,525	15,969,435
Average balance of AGM's debt outstanding	11,993,699	12,527,771	14,352,548	12,720,097	15,513,824
(a)    During the fourth quarter of 2022, the Company changed its estimate of the constant prepayment rate used to amortize/accrete federally insured loan premium/discounts for its loans which resulted in a $8.4 million increase to interest income. The impact of this adjustment was excluded from the table above.
(b)    In the second quarter of 2023, the Company redeemed certain asset-backed debt securities prior to their maturity, resulting in the recognition of $25.9 million in interest expense from the write-off of the remaining unamortized debt discount associated with these bonds at the time of redemption. This expense was excluded from the table above.
(c)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Core loan spread	0.63%	0.85%	1.77%	1.04%	1.58%
Derivative settlements (1:3 basis swaps)	(0.01)	(0.01)	0.01	(0.01)	0.00
Derivative settlements (fixed rate floor income)	(0.01)	(0.01)	(0.59)	(0.18)	(0.21)
Loan spread	0.61%	0.83%	1.19%	0.85%	1.37%
(d)    Derivative settlements consist of net settlements received (paid) related to the Company’s 1:3 basis swaps.
(e)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.

The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. In an increasing interest rate environment, student loan spread on FFELP loans increases in the short term because of the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest rate resets on the Company's debt that occurs either monthly or quarterly.
Variable loan spread decreased during 2023 compared with 2022 due to a significant increase in short-term rates during 2022 compared with the increase in rates for 2023.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Fixed rate floor income, gross	$153	450	2,510	2,169	57,380
Derivative settlements (a)	284	235	21,306	23,044	33,149
Fixed rate floor income, net	$437	685	23,816	25,213	90,529
Fixed rate floor income contribution to spread, net	0.01%	0.02%	0.66%	0.20%	0.57%

(a)    Derivative settlements consist of net settlements received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of December 31, 2023.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
8.0 - 8.99%	8.25%	5.61%	$185,062
> 9.0%	9.05%	6.41%	122,649
			$307,711

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2023, the weighted average estimated variable conversion rate was 8.57% and the short-term interest rate was 554 basis points.